Exhibit 10.5

LABOR AGREEMENT

By and between

UNITED STATES ALUMINUM CORPORATION

and

INTERNATIONAL BROTHERHOOD OF TEAMSTERS
LOCAL UNION  #986

Effective: December 5, 2004 through December 8, 2007

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THIS AGREEMENT is made and entered into this 9th day of December, 2004, between UNITED STATES ALUMINUM CORPORATION, hereinafter referred to as the Company and MISCELLANEOUS WAREHOUSEMEN, DRIVERS AND HELPERS UNION, LOCAL #986, an affiliate of the International Brotherhood of Teamsters, hereinafter referred to as the Union.

It is agreed between the parties signatory hereto, that the above mentioned Union is, and shall remain, as long as this Agreement is in force, the sole and exclusive bargaining representative of all persons working for the Company.  Employees working as guards, office workers, salesmen and supervisory personnel are accepted, as defined by the Labor-Management Relations Act of 1947, as amended.

ARTICLE 1
UNION SECURITY

Section 1

The Company agrees that all production and maintenance employees including working foremen and leadperson, shall be, or thirty-one (31) days after their employment, as a condition of employment, become and remain members in good standing of Teamsters Local 986.

Section 2

Any present employee covered by this Agreement is required to remain a member in good standing of this Union as a condition of continued employment.

ARTICLE 2
MANAGEMENT RIGHTS

Except as otherwise provided by this Agreement, the Company reserves and retains all of its rights to manage the business, as such rights existed prior to the execution of this or any other previous agreement with the Union.  Such rights shall include but not be limited to its rights to determine prices of products; volume of production and methods of financing; to drop a product line, to establish or continue policies, practices and procedures for the conduct of the business and to change or abolish such policies, practices and procedures; the right to determine the number and types of its operations, and the methods, process and materials to be employed; to discontinue processes or operations; to select and determine the number and types of employees required; to transfer, promote or demote employees, or to lay off, terminate for just cause, or otherwise relieve employees from duty for lack of work or other legitimate reasons; and to make and enforce reasonable rules for the maintenance of discipline; provided, however, before the Company changes plant rules, the Company and the Union will meet and discuss such changes.

ARTICLE 3
PROBATIONARY PERIOD

All new employees shall be on probation for the first sixty (60) calendar days of employment or reemployment.  During this probationary period an employee shall have no seniority rights. The Company shall have the absolute right, in its sole discretion, to discharge any probationary employee for any reason.  By mutual agreement between the Company and the Union, the probationary period may be extended for a period of up to an additional thirty (30) days.  Upon satisfactory completion of the probationary period, seniority will be computed from the employee’s original date of hire or most recent rehire date.

ARTICLE 4
REGULAR WORK TIME

Section 1

Eight (8) hours shall constitute a regular workday, except for the lunch and rest periods as provided for herein.  Five (5) regular workdays shall constitute a regular workweek from Monday to Friday inclusive.  The regular workday will start at 7:00 a.m.  The start time for the Paint Line and Shipping may begin from 5:00 a.m. to 7:00 a.m.  The regular workday shall continue uninterruptedly for eight (8) hours except for a meal period of at least one-half hour.  Also, a ten (10) minute rest period is to be provided midway in the morning and ten (10) minutes midway in the afternoon.  This shall be applicable to all shifts.

Section 2

This Article is intended to provide the definition of regular hours of work and shall not be construed as a guarantee of hours of work per day or per week, or days of work per week.

ARTICLE 5
SHIFT PREMIUM & ADDITONAL SHIFTS

Section 1

A modified workday shall continue in its practice, and shall consist of eight (8) hours per day, starting at any time between 8:00 a.m. and 10:00 a.m. for shipping and related activities.  All employees working this modified work schedule shall be compensated at ten (10) cents above their regular straight time hourly rate of pay, for all hours worked during the regular workday.

Section 2

For Grade 4 employees only who work other than the regular day shift may request assignment to the regular day shift and the Company will try and move such employees, in accordance with seniority, when in their opinion, appropriate openings and work circumstance allow for such movement.

Section 3

The Company shall notify the Union in writing of the elected starting time for the modified schedule employees.

Section 4

It shall be the practice of the Company to limit the number of employees assigned to the modified workday to a maximum of 25% of the total work force.

Section 5

Additional work shifts may start at the conclusion of the regular workday.  Employees working such shifts will be compensated at twenty-two cents ($.22) above their regular straight time hourly rate of pay.

Section 6

Shift premium will be paid for only hours worked on the modified shift or other work shift which starts after the conclusion of the regular work day.

ARTICLE 6
OVERTIME

The rate of wages for the overtime work shall be as follows:

a)                                All work done in excess of forty (40) hours in the regular work week or eight (8) hours in the workday shall be paid for at the regular rate of one and one-half (1 1/2 ) times such employees’ current regular straight time hourly rate.

b)                               All hours paid for Vacation and Holiday shall be counted as hours worked toward the accumulation of forty (40) hours to determine overtime.

c)                                Work performed on Sundays, shall be paid for at the rate of double time.

d)                               Herein listed holidays when worked, shall be paid for at the rate of double time plus holiday pay.

e)                                Any shift started on the day before a holiday or on Saturday shall be permitted to complete the shift without overtime penalty.

f)                                  Any employee working more than eight (8) hours in any one shift shall be entitled to a ten (10) minute rest period at the end of his regular eight (8) hour shift, providing he is scheduled to work at least one and one-half (1 1/2 ) hours overtime.

g)                               Any employee, except the Shipping department and Maintenance department, when required to work beyond the normal quitting time, must be notified by noon of that day.  The G.E. Rule shall apply to the Shipping and Maintenance departments.  The G.E. Rule means that the employees with the most seniority can decline the extended day’s work, provided that employees with less seniority cannot refuse the work if they are qualified to perform the work.  If the employee with the most seniority is the only one qualified, he or she cannot refuse the work.  When an employee is required to work on Saturday, he must be notified no later than the end of his regular shift on Thursday.  The Company may, at any time, request that an employee work beyond the normal quitting time during the regular week or on Saturday, Sunday, or on a holiday.  When so requested the employee, at his option, may accept or decline the offered work. The Company shall not require any employee to work more than two (2) Saturday’s in any calendar month.

NOTE:  Employees will be excused from overtime work on a regular workday if they have a pre-scheduled doctor’s appointment verified in writing.  No points will be assessed per the attendance policy.

h)                         If there is a need for additional work within a classification and department, the Company may ask for volunteers from qualified employees outside of the department.  In most cases it will be assigned in accordance with plant-wide seniority and qualifications and the Company will try and rotate the opportunity for extra work to a variety of eligible employees desiring the work.

i)                             To the extent practicable, the Company will make every effort to achieve equalization of overtime within a classification and department in accordance with seniority on a rotating basis.

j)                             If at any time a federal or state law, applicable to the Company is passed and implemented prohibiting mandatory overtime, the Company will request only voluntary overtime.

k)                          A non-deliberate incorrect assignment of overtime will be resolved by the aggrieved party being afforded the next opportunity to work available overtime rather than direct payment of any type

ARTICLE 7
RIGHTS OF UNION REPRESENTATIVES

Section 1

An accredited representative of the Union, upon presentation of these credentials to the plant manager, showing that he is such accredited representative, shall have reasonable access to the Company’s place of business on official business during working hours.

Section 2

The Company will provide space on bulletin boards for posting notices of Union business.  Such notices must be submitted to the plant manager before posting.

ARTICLE 8
PAY PERIODS

Employees shall be paid at least four (4) times per month.  Employees shall be paid the full amount of wages due on each payday, except that in order to facilitate the handling of the payroll, the Company shall be permitted to hold back not more than five (5) days pay between such paydays.

ARTICLE 9
SHOW-UP TIME

Section 1

Providing they are available at the regular starting time, employees ordered to work for which no work is provided, shall receive a minimum of four (4) hours pay, and if worked five (5) hours or more, shall receive eight (8) hours pay.  If an employee elects to leave his employment before the end of the shift, he shall be paid only the actual time worked.  Employees shall be considered as having been ordered to work if the foremen or person in charge of operations, or his representative fails to notify him not to report at the end of his pervious workday or shift.

Section 2

There will be no obligation for the Company to pay the minimums referred to in this Article in the event the flood, fire, power failure or other occurrences beyond the Company’s control.

ARTICLE 10
SHOP STEWARDS

Section 1

The Company recognizes the right of the Union to designate shop stewards and alternates. Shop stewards shall have the right to investigate and present grievances in accordance with the provisions of this collective bargaining agreement.  Stewards shall be permitted reasonable time to investigate, present and process grievances on the Company property without loss of time or pay during their regular working hours.  Such time spent in handling grievances during a steward’s regular working hours shall be considered working hours in computing daily and/or weekly overtime if within the regular schedule of the steward.

Section 2

The Union shall notify the Company of the designation of the shop stewards and shall keep the Company notified as to any changes in writing.

Section 3

In the event that it becomes necessary for a shop steward to leave his place of work for the purpose of investigating or handling a grievance, or to attend to Union business, he shall notify his supervisor.  He shall advise his supervisor or leadperson immediately upon his return.

Section 4

The Company is under no obligation to pay shop stewards or employees for time spent in grievance meetings or Company/Union meetings when such shop stewards or employees are not scheduled to work.

Section 5

The Company agrees to notify the shop stewards before any general layoff.

Section 6

The presence of a shop steward may be requested by an employee who is called into the supervisor’s office to be reprimanded or disciplined.

Section 7

A steward shall be present when an employee is called into the supervisor’s office to receive a disciplinary layoff or be discharged.

Section 8

For the purpose of layoff only, the shop steward shall have super-seniority provided such steward has more than one (1) year of continuous service with the Company.

ARTICLE 11
CHECKOFF

The Company and the Union agree to voluntary check-off for monthly Union dues and initiation fees, with the following stipulations:

a)                                      The Union agrees to furnish the Company with signed voluntary authorization cards.  The Union agrees to furnish the Company monthly, with a duplicate list of all employees who have signed said authorization cards.  The Company agrees to furnish the Union with a list of all new hires and re-hires once a month.

b)                                     During the term of this Agreement and during any extension thereof, as provided in this Agreement, the Company deduct on the second pay period of each month, the Union dues and initiation fees as designated on the voluntary authorization cards signed by the individual employee.  The Company shall remit such deductions together with a duplicate copy of the check-off list to the Union no later than one week after such deductions are made.

ARTICLE 12
WAGES

Section 1

All employees working in classifications covered by this Agreement shall be paid no less than the classification wages set forth in Appendix “A”, attached hereto and made a part hereof except as stipulated below.

Section 2

It is understood that the classification rates listed in Appendix “A” are hourly rates for experienced employees (after normal progression) for each classification.  Any employee receiving more than these rates, while being classified as such, are not to be reduced during the life of this Agreement, unless specified elsewhere.

Section 3

Employees who are re-classified into a lower rated classification as a result of Article 17, Section 3 shall retain their current wage rate for a period of ten (10) working days.  After ten (10) days, the employee shall receive the rate for the classification to which they are reassigned, but in no event shall the reduction in pay rate be more than one grade.  An employee shall receive his prior rate, including red circle rate, if applicable, upon return to his prior classification/grade.

Section 4

Any employee who is at rate or above and bids to a higher classification will, at the end of progression, receive a rate at least twenty-five cents ($0.25) per hour over their then current rate of pay or the new classification rate, whichever is greater.

Section 5

Any employee in progression at the time of the annual general wage increase will be given an additional progressionary increase.  This increase will not take them over the rate of the job and will be in lieu of the general wage increase.

Section 6

Any employee who is laid off and whose current hourly rate was above the rate for the classification in Appendix “A” will be recalled at the classification rate and continue to have applicable thereafter the rates of pay specified in Appendix “A”.

Section 7

It is mutually understood that the rate specified in Appendix “A” for the lower classification level will be considered the minimum for the next higher classification level.

Section 8

By mutual agreement between the Company, the Union and the employee’s doctor, any employee who is unable to perform the duties of this job because of injury or physical handicap, may be placed in a different job classification at a reduced rate of pay if such position is available and the employee is physically able to perform the job.

Section 9

The Company may, in addition to the minimum wage rates set forth in this Agreement, award merit increases.  The granting or withdrawal of such increases shall not be subject to review under Article 15 of this Agreement.  The Company will take into consideration such areas as the employee’s work attitude and habits, abilities, potential, punctuality, attendance, workmanship and overall employment record.

Section 10

The Company may at its sole discretion establish a performance bonus pay program at any time during the term of this Agreement.  Such program payoffs would be I addition to the wages paid in accordance with the terms of this Agreement.  The establishment of the standards, amount of payoff, criteria and the total implementation, administration or discontinuance of such a pay program tests exclusively with the Company and would not be subject to the grievance and arbitration procedure.

ARTICLE 13
UNION LABEL

It is understood and agreed that in granting the use of the Label of the International Brotherhood of Teamsters under this Agreement, that the Label shall at all times remain the property of the International Brotherhood of Teamsters and may be recalled at any time it is being used to the disadvantage of the members of this organization.

ARTICLE 14
WORK CLASSIFICATIONS

Section 1

If the Company establishes a new job classification within the bargaining unit during the term of this Agreement, the Company will notify the Union of any new classification. And the Company and the Union will attempt to agree on the proper rate of pay.  If they cannot agree, the Company shall set the rate of pay for such new job classification.  If the Union is not satisfied with the rate of pay established by the Company, it shall have the right within ten (10) days to file a grievance pursuant to Article 15 of this Agreement.  If the grievance proceeds to arbitration, the arbitrator shall have jurisdiction to determine only whether or not the rate of pay established for such new job classification bears a fair relationship to the other rates of pay set forth in this Contract, and if not, what rate of pay would bear such relationship.

Section 2

The job descriptions in Appendix E are to be considered as general guidelines.  Both parties recognize that certain duties, tools or products as outlined within a particular Fabricator Grade may change or vary during the term of the contract.  It is the responsibility of the Company, after consultation with the Union for significant revisions, to determine and outline the level of experience and type of the work being performed while maintaining a degree of comparability within each grade.

ARTICLE 15
GRIEVANCE AND ARBITRATION PROCEDURE

Section 1

A grievance is hereby defined as a claim against or a dispute with, the Company by an employee, employees or between the Company and the Union involving an alleged violation by the Company of the terms of the Agreement.

Section 2

It is understood and agreed that the employee may take up his complaint first with his immediate supervisor or he may at his discretion bring in the appropriate shop steward, in which case the grievance will automatically be considered as being in the First Step.

STEP 1                   Between the employee, his shop steward and his supervisor.

A Step 1 grievance shall be reported to the employee’s supervisor within three (3) working days from the date of occurrence.  It shall be answered within twenty-four (24) hours (one (1) working day).  The grievance, if carried forward, must be presented in Step 2 within forty-eight (48) hours (two (2) working days) from the time the answer was given in Step 1.

STEP 2                   Between the employee, steward, supervisor and the plant manager’s designated representatives.

A Step 2 grievance shall be answered within seventy-two (72) hours (three (3) working days) and, if carried forward, must move to Step 3 within forty-eight (48) hours (two (2) working days) after the answer is given in Step 2.

STEP 3                   Between a business representative of the Union, a representative of the . . . . . . Company, the aggrieved employee and the appropriate departmental/Chief Union Steward.

A Step 3 grievance shall be answered within one hundred twenty (120) hours [five (5) working days] and, if carried forward, must be moved to Step 4 (arbitration) within two-hundred-forty (240) hours [ten (10) working days] after the answer is given in Step 3.

Section 3

In reducing a grievance to writing as herein before provided, the grievance should state the following information: The nature of the grievance, the act or acts complained of and when they occurred, the identity of the grievant, the Article or Section the grievant or grievants claim the Company has violated, and the remedy sought.  The grievance must be signed by the grievant and the shop steward.

Section 4

With respect to Section 2 of this Article, the following time limits are established: Any grievance not presented to the Company in writing as provided in Step Two of Section 2 above within three (3) work days after the occurrence, discovery or knowledge of the facts on which the grievance is based, shall be waived for all purposes.  In addition, if any other steps or actions provided for in Sections 2 and 5 of this Article are not taken or appeals therein specified, then the grievance shall be deemed finally closed and settled on the basis of the Company’s last decision.

Section 5

If no settlement is reached at Step 3, then the Union may, within ten (10) days after the date of the written answer in Step 3, request by written notice to the Company that the grievance be arbitrated as provided herein, provided that the grievance presents an arbitral matter as herein defined in the Agreement.

Section 6

If the parties are unable to agree upon the selection of an arbitrator within ten (10) days after such written notice requesting arbitration of grievance, the Company and the Union shall jointly in writing request the American Arbitration Association to submit a list containing the names of five (5) arbitrators from which an arbitrator shall be chosen as follows: If the parties are unable to agree upon one of the five (5) arbitrators, each party shall then alternately strike names from the list until there is one (1) name remaining and such remaining person shall be the arbitrator.

Section 7

Jurisdiction of the arbitrator is limited to:

a)               Adjudication of the issues which under the express terms of this Agreement, and the Submission Agreement which shall be entered into between the parties hereto, are subject to submission to arbitration, and

b)              The rendition of a decision or award which in no way modifies, adds to,  subtracts from, changes or amends any term or condition of this Agreement or which is in conflict with the provisions of this Agreement.

Section 8

The fees and expenses of the arbitrator shall be borne equally by the parties.

Section 9

The decision of the arbitrator within the limits herein prescribed shall be final and binding upon the Company, the Union and the employees affected subject to judicial review.

Section 10

It is agreed and understood that only one issue shall be submitted to one arbitrator unless the Union and the Company shall mutually agree to submit more than one grievance to the same arbitrator.

Section 11

All time limits specified above exclude Saturdays, Sundays and holidays.

Section 12

All of the time limits provided herein may be extended by mutual agreement.

Section 13

Any grievance resulting from the discharge of an employee shall be presented within three (3) working days, and will be presented in writing in the Step 3 level.

ARTICLE 16

NO STRIKE - NO LOCKOUT

During the term of this Agreement, all disputes, grievances, complaints and adjustments pursuant to this Agreement shall be settled in accordance with the Grievance and Arbitration Procedure outlined in Article 15, and the Union agrees for itself and its members that there shall be no strike of any kind, walkout, slowdown, picketing, stay-in, or work stoppage of any type, or interference with production, coercive or otherwise, or violation of this Agreement.  The Company agrees that there shall be no lockout or violation of this Agreement on its part.

ARTICLE 17

SENIORITY

Section 1

The purpose of this Article is to provide a declared policy of work security for qualified employees, measured by length of service with the Company.

Section 2

Seniority as used herein means length of service with the Company since the date of hire or rehire.

Seniority shall be considered to encompass the following:

1)             Length of continuous service;

2)             Qualifications and ability;

3)             Physical fitness for the job in question.

When (2) and (3) are relatively equal, length of service shall govern.

Section 3

If a layoff of the working force is necessary, employees shall be laid off in accordance with their seniority and the employee with the least amount of seniority being laid off first, provided that the employee with the greatest amount of seniority is capable and able to perform the work.  No temporary employment agency employee shall be retained if there are qualified regular employees on lay off status and are willing to work.

Section 4

In increasing the working force after a layoff, the reverse of the above mentioned procedure shall be followed.

Section 5

In order to maintain maximum efficiency, if a reduction in the number of employees in a classification or department is necessary, employees may be moved from one department or classification to another department or classification without regard to seniority.  Any employee who is being moved to a new classification or department under this provision will retain their same rate of pay.  A standard of good business reasons will be used to make such moves and it can be subject to the review of the Labor Management Committee and/or a Federal or State Mediator.  If the matter remains unsettled, the case would be subject to the grievance and arbitration procedure.  No new positions may be bid by the Company before all employees within that classification have been given the option of returning to the job they previously held.  An employee who declines recall to his prior position will then be paid his current rate or a rate no more than the maximum rate for his current position, whichever is less.

Section 6

The Company will maintain an up-to-date seniority list and a copy furnished to the shop stewards upon request.

Section 7

Any employee laid off and re-employed within one (1) year shall not forfeit any seniority rights.

Section 8

When the Company reduces the work week for more than one (1) week’s duration, the Company shall be compelled to layoff those employees with the least seniority in order to insure a five day work week for the remaining employees.

Section 9

Any employee who has been or may be transferred to a position outside of the bargaining unit shall retain his seniority for the period of one (1) year as long as he took an honorable withdrawal card from the Union and remains in the employ of United States Aluminum Corporation.  In the event that he returns to the bargaining unit, he shall be placed in his former classification and shall receive the current rate of pay for that classification.

ARTICLE 18

TERMINATION OF SENIORITY

Included among the reasons that employee’s seniority shall be lost and employees terminated:

1)             Upon discharged for just cause;

2)             Upon voluntary termination of employment (quit):

3)             Upon failure to return to work following layoff within five (5) working days after written notice of recall is sent via certified mail:

4)             Upon an unreported absence from work for three (3) consecutive days (voluntary quit):

5)             Upon failure to return to work after expiration of any leave of absence:

6)             Upon layoff or any leave of absence in excess of one (1) year or a period, which . . .. . . exceeds the employee’s seniority, whichever is less:

7)             Accepting other employment (performing services for which someone would normally be paid) while on any type of a leave of absence without prior written approval of the Plant Manager.

ARTICLE 19

JOB BIDDING

Section 1

Vacancies in all job classifications, except as provided below, shall be posted at least seventy- two (72) hours by the Company, on a bulletin board in the plant, prior to the filling of these jobs permanently.

Such posting shall include the classification of the job, the rate of pay, and the department (where applicable) level of experience and shift.  Employees who have completed their probationary period and who feel they possess the necessary qualification may make application for the job openings by signing the posted bid during the seventy-two (72) hours.

Section 2

Award of a job bid will be based on qualifications, ability and physical fitness.  If applicants are relatively equal in qualifications, ability and physical fitness, length of service shall be the determining factor.

Section 3

For the purposes of job bidding in job classifications #1 and #2, department seniority will be considered prior to general plant seniority in awarding of the posted job.

Section 4

Employees promoted to fill a vacancy may be given a trial period of forty-five (45) days work or longer if an extension is mutually agreed to by the Company and the Union.  During the trial period, the Company shall assist and train the employee if production schedules allow and if no prior experience for the position is required.  If an employee proves incapable of satisfactorily performing the job, he shall be removed from such job and returned to his former classification and rate, but shall be prohibited from bidding for a three (3) month period on the same classification.

Section 5

The Company may select the next employee from the original bid list or they may re-post the opening if the first selected employee cannot qualify or elects to return to their old job.  If the Company elects to select the next qualified bidder, they shall follow this procedure until the list of bidders for such vacancy has been exhausted.  The Company may then select an employee to fill the position or hire a new employee for such vacancy.

Section 6

The successful bidder shall be allowed to voluntarily return to his old job if he so desires, within two (2) weeks of promotion.

Section 7

Employees who have so qualified after the training period specified above may not bid to any other job opening for a period of three (3) months from the date of qualification, except for a newly created job or a job at a higher rate of pay.

Section 8

Posting shall remain valid for thirty (30) days after such posting in case additional openings become necessary within a particular classification, department and shift and the Company elects to use the prior posting from which to select a qualified candidate.

Section 9

Any employee who is at rate and is awarded a new job, in any higher classifications covered by this Agreement, shall receive progressionary increases every thirty (30) days until he reaches the rate of the classification to which the employee bid starting from the date the employee is moved to the new classification.

Section 10

An employee who elects to bid down shall receive the rate for that classification as listed in Appendix A or a rate agreed to by the Company and the Union.

Section 11

Any employee whose rate is still in progression at the time of the bid shall be moved to the maximum of the classification rate immediately below the position bid when the employee moves to the new classification and will then continue with such regular progression increases until he reaches the top rate of the classification to which he bid.

Section 12

The promotion and demotion of the Leadperson, Maintenance Mechanic A and B and Quality Control Inspector positions shall be at the sole discretion of the Company, and not subject to the provisions of

Article 15 providing however, in the event of any demotion the Company will discuss the basis for it s decision with the Union before doing so.  The Company will post notice asking for names of employees who would want to be considered for QCI.

Section 13

The Company will post the name of the successful bidder on a job or a job bid cancellation notice, if the Company elected not to fill the opening and the bid was canceled.

ARTICLE 20

TEMPORARY TRANSFERS

Section 1

For a continuous period of up to thirty (30) days, the Company shall have the right to temporarily transfer employees without regard to seniority or classification.  After that period the Company shall post a bid notice as stated in Article 19, Section 1.  Those senior employees who wish to be temporarily transferred will make their interests known to their supervisor and such requests will try to be honored.  Those senior employees who wish not to be temporarily transferred will make their interests known to their supervisor and such requests will try to be honored.

Section 2

Employees temporarily transferred to a lower classification shall not have their wages reduces.  After attaining the classification rate, any employee, who is temporarily transferred to a classification, which requires a higher rate of pay, shall receive the higher rate of pay for the actual hours worked in that classification.

Section 3

It is understood that there will be times when the most senior person with department seniority will perform work of a higher classification for training purposes not to exceed thirty (30) days.

In such instances, the time spent getting this training and exposure will not qualify as a temporary transfer and therefore, the employee will be paid his current rate.  The Union agrees to this exception with the understanding that the Company will not abuse such privilege.

ARTICLE 21

GENERAL PROVISIONS

Section 1

If any provision of this Agreement is or shall be held invalid by reason of any federal, state, county, municipal or military law or regulation, it shall be superseded by such law or regulation only while such law or regulation is in force, and the remaining provisions of this Agreement shall not be affected thereby during the life of this Agreement.

Section 2

If any provision of this Agreement shall be held invalid as outlined in Section 1 above, the parties shall enter into negotiations to resolve that particular provision so that it conforms to the applicable law or regulation.

Section 3

No employee shall be discharged or otherwise disciplined without just cause.

Section 4

Headings to Articles, Sections or Subsections of the Agreement have been supplied for convenience only and are not to be taken as limiting or extending the meanings of any of the provisions of the Agreement.

Section 5

Words used in the singular form shall be deemed to include the plural, and vice versa, in all situations where they would apply.

Section 6

The Company may use temporary service bureau employees when there are no regular full time employees on layoff status who would elect to return to active status.  Additionally, under normal circumstances, no temporary service bureau employee shall remain a non-Company employee after a maximum of ninety (90) working days of employment nor be assigned to jobs other than Grade #4 without a joint agreement between the Company and the Union.  The temporary service bureau employee’s seniority date shall begin with the first day he is placed upon the Company’s records as a full time regular employee.  Once a temporary service bureau employee has worked 90 days at the Company, that temporary employee will be hired full time or released.  The Union and the Company agree that a temporary service bureau employee will not work again for the Company as a temporary service bureau employee.

The Chief Shop Steward will be provided a monthly report of the names and number of days worked by each temporary service bureau employee at the Company.

ARTICLE 22

WORK BY FOREMAN AND SUPERVISORS

Foremen and supervisors shall not perform work on a job customarily performed by an employee in the bargaining unit except that there shall be no restrictions upon the work performed by foremen or other managerial personnel in the instruction and/or training of employees; trouble-shooting; experimental work in connection with the development of new products: new or changed equipment or procedures; or on work performed in emergencies affecting or threatening to affect production, or affecting or threatening to affect the safety of persons, building or equipment; or on work which is negligible in amount and which also, under the circumstances then existing, it would be unreasonable to assign to a bargaining unit employee.

ARTICLE 23

NON-DISCRIMINATION

Section 1

Neither the Company nor the Union shall discriminate against any employee because of such employee’s race, color, religion, sex, national origin or age (to the extent prohibited by the age discrimination act only) or physical handicap (to the extent they are able to perform the duties assigned) or protected Union activity.

Section 2

All grievances alleging a violation of this section shall be furnished to the other party in writing.

Section 3

If no satisfactory settlement is reached by Step 3 of the grievance procedure, such grievance shall not be subject to Step 4 (arbitration) of the grievance procedure, but may be the basis of a complaint before the federal or state agency, which has jurisdiction over the matter.

Section 4

All reference to employees in this Agreement designates both sexes and whenever the male gender is used, it shall be construed to include both male and female employees, if applicable.

ARTICLE 24

HEALTH AND SAFETY

Section 1

The Company will continue to make every reasonable effort to provide safe and healthful conditions of work for all employees and will continue to provide them with necessary protective equipment in accordance with state and federal safety regulations.  Such equipment will include those special safety items of protective equipment and wearing apparel as specified by such regulations or required by the Company.  This equipment shall be provided without cost except that the Company may charge an employee for the loss or willful destruction of said equipment by such employee.

Section 2

Employees injured on the job will not suffer a loss of wages due to visits to the doctor or hospital for examination or treatment on the day of injury.  Employees who are required to visit a doctor or hospital during working hours for examination or treatment of an on-the-job injury after the day of the injury will be allowed reasonable time to do so.  Such time will not be compensated beyond an aggregate of four (4) hours for additional visits after the date of injury.

Employees who cannot be scheduled by the Company’s clinic outside of working hours because of the limitations of the clinic, and employees, who are required to see specialists during working hours for such injuries, may qualify for an extension of the four (4) hour limitation.  To qualify for additional time, the Company must be notified by the clinic or specialist prior to the time of the examination or treatment to see if they can arrange an appointment on non-working hours and if not, the total aggregate time will be extended to a maximum of sixteen (16) hours.  Doctor or hospital visits for examination or treatment of an on-the-job injury after the date of the injury will normally be scheduled outside of working hours.

Section 3

The Company reserves the right to send, at any time and at the Company’s expense, an employee to a recognized doctor, hospital or medical clinic to have the employee examined or tested to insure that he is physically, mentally or emotionally capable performing his job.  All employees agree as a condition of continued employment to abide by this procedure and authorize any medical facility so used to release information obtained to the appropriate Company representative.

ARTICLE 25

LEAVE OF ABSENCE

Section 1

Personal Leave - At the discretion of the Company, leaves of absence may be granted for good personal reasons for a period not to exceed thirty (30) calendar days upon written application.  No employee shall receive more than thirty (30) calendar days total personal leave in any one (1) calendar year, except under special circumstances.

Section 2

Sick Leave (Industrial and/or Non-Industrial) - Upon written application to the Company, a sick leave of absence without pay may be granted to employees for a period of up to six (6) months provided such application is accompanied by a certificate from a qualified physician.  Such leave may be extended up to an additional six (6) months, at the option of the Company.

Section 3

When on leave of absence, an employee may maintain his existing health and welfare coverage at his own expense.

Section 4

All leaves of absence must be requested and approved on a form provided by the Company.

Section 5

When leaves of absence are granted, a definite date for returning to work shall be established.  Prior to returning to work from a leave longer than thirty (30) days on a special consideration, the employee shall confirm in writing his intentions to return and the date.  This confirmation shall be made at least two (2) weeks prior to the date of his return.

ARTICLE 26

SUB-CONTRACTING

When the Company reaches maximum capacity in equipment or manpower, the Company reserves the right to subcontract work, provided that no employee is placed on layoff as a result of such subcontracting.

ARTICLE 27

VERBAL CONTRACTS

It is agreed by the undersigned that no written or verbal contract will be made which will conflict with the terms of this Agreement.

ARTICLE 28

HEALTH AND WELFARE PLAN

Section 1

The Company shall provide for all eligible employees covered by this Agreement medical (Appendix B), prescription and dental (Appendix C), death benefits (Appendix D).

Section 2

Health and welfare benefits for all employees covered by this Agreement shall be as set forth in the Appendix B attached hereto and made a part of this Agreement.

Section 3

A regular employee of whom a monthly payment is made for coverage under any of the Teamsters Health and Welfare Programs (Medical, prescription, dental and death benefit) shall be:

The initial payment for each new employee shall be made on the first day of the month following the completion of thirty (30) days employment with the Employer.

Thereafter, and for all present employees, the payment shall be made for each employee on the first day of each month that he continues in the employ of the Employer.

Section 4

The eligible employee’s current cost for participation in the entire Plan will be $22.03 per week.  This amount will be paid by payroll deduction or direct payment.  Any future increases in Plan costs during the term of this Agreement will be shared seventy percent (70%) by the Company and thirty percent (30%) by the employee.  The additional employee contribution required will be added to the existing contribution.  The Union will give the Company thirty (30) days written notification of any cost changes in the Plan.

ARTICLE 29

PRESCRIPTION AND DENTAL PLAN

Prescription and Dental benefits for all employees covered by this Agreement shall be as set forth in Appendix “C” attached hereto and made a part of this Agreement.

ARTICLE 30

DEATH BENEFIT PLAN

Death benefits for all employees covered by this Agreement shall be as set forth in Appendix “D” attached hereto and made a part of this Agreement.

ARTICLE 31

PAID VACATION

Section 1

Each employee shall receive one (1) week’s vacation with pay after one (1) year of service with the Company and two (2) weeks vacation with pay after two (2) years of service with the Company, and thereafter paid vacations as follows:

After eight (8) years, three (3) weeks

After fifteen (15) years, four (4) weeks

Section 2

Vacation pay for each week of vacation shall be computed by multiplying the employee’s regular straight time hourly rate of pay by forty (40) hours for each week of vacation or eight (8) hours for each day of vacation.  Payment for accrued vacation will be made on the payroll period following the employee’s anniversary date.

Section 3

Each employee shall be considered as having a year’s continuous service and a year’s eligibility for vacation for each completed year, starting from the date of his employment, in which he has worked as least fourteen hundred (1400) hours for the Company.

Section 4

The Company will circulate a vacation schedule in the departments not later than February 1st of each year.  Effective February 1st, each employee named on each schedule will commence selecting his vacation periods by plant seniority order from the available dates.  As each employee makes his selection, the Company shall note such selection on the list prior to the next employee’s making his selection from the remaining available dates.  Any employee who does not make his immediate selection in his proper turn will be bypassed, thereafter making his selection from the vacation periods remaining at the time he informs his Supervisor he is prepared to make his selection.  A final list shall be posted no later than March 1st.

After the posting of the vacation schedules each year, employees who have been assigned a vacation and wish to change it may do so by making such request in writing at least thirty (30) calendar days prior to the first day of the desired vacation period.  Such requests for a change in vacation periods must be honored only if there is an open vacation slot during the time period as described above.

Employees may use individual vacation days for accomplishing necessary personal business in minimum increments of four (4) hours, provided Company approval is obtained prior to taking the time off.  Emergency situations, which arise for employees, will be handled separately if the need arises in accordance with Section 10 of this Article.

Section 5

If a recognized holiday occurs during the time an employee is absent on an earned vacation, he may absent himself for one more day and he shall become entitled to an additional eight (8) hours of pay at his straight time rate, providing he qualifies in all other respects for such holiday pay.

Section 6

Any employee who terminates or is terminated after he has completed twelve (12) months or more of continuous service with the Company since the date he was last employed, shall be granted one-twelfth (1/12) of one (1) week, two (2) weeks, etc. vacation pay, whichever applies, for each month of service since his last anniversary date in which month he has completed 120 straight time hours.

Section 7

Those employees who terminate or have been terminated and who have less than one (1) year’s service will not be eligible for any vacation payment.

Section 8

Any employee laid off through reduction of force, or any other reason beyond the employee’s control and re-employed within six (6) months, shall be considered as having been continuously employed for determining length of continuous service completed.

Section 9

The amount of taxes to be deducted from the employee’s vacation and sick leave will be approximately at the same tax rate that was taken from the regular pay check, had vacation and sick leave not been paid.

Section 10

Employees who have not received any disciplinary action for absenteeism in the prior twelve (12) months may be excused (twice in a calendar year) for a day of vacation if the reporting off has been done in a proper manner and is for an otherwise excusable reason as reasonably determined by the Company.

ARTICLE 32

SICK PAY

Section 1

All employees covered by this Agreement who have worked for the Company one (1) year shall commence to accumulate up to two (2) days sick leave pay at a rate of .0091 per hour worked or paid to a maximum of sixteen (16) hours.

Section 2

All employees covered by this Agreement who have worked for the Company three (3) consecutive years shall commence to accumulate up to three (3) days sick leave pay at a rate of .0137 per hour worked or paid to a maximum of forty (40) hours.

Section 3

All employees covered by this Agreement who have worked for the Company four (4) consecutive years shall commence to accumulate up to four (4) days sick leave pay at a rate of .0183 per hour worked or paid to a maximum of thirty-two (32) hours.

Section 4

All employees covered by this Agreement who have worked for the Company five (5) consecutive years shall commence to accumulate up to five (5) days sick leave pay at a rate of .0235 per hour worked or paid to a maximum of forty (40) hours.

Section 5

Sick leave pay will accrued in equal monthly increments throughout the year and may be taken faster than accumulated, not to exceed the maximum allowable per the above applicable.

Section 6

The unused portion of sick leave will be paid off at the employee’s anniversary date of employment.  Any amount paid during the year but not earned will be deducted from the employee’s anniversary payoff.

Section 7

The following will apply to the payment and use of sick leave at the time of an employee’s anniversary payoff:

All of the remaining work days of the particular week in which an employee’s anniversary date occurs will not qualify for sick pay treatment unless the employee notifies the Supervisor that the absence was to be a paid sick day.  The payment of sick pay and a deduction of an absence point will then be done the following week for any eligible employee.

Section 8

Any employee who terminates or is terminated who has taken more sick leaves than has been accrued at the time of termination, will have the difference deducted from his final check or any monies owed to the individual by the Company.

Section 9

Any employee laid off through reduction of force and re-employed within six (6) months shall be considered as having been continuously employed for purposes of determining consecutive years of service.

Section 10

If accrued, sick pay may be taken in less than eight (8) but not less than four (4) hour increments upon employee’s request for payment.

ARTICLE 33

HOLIDAY PAY

Section 1

The Company will recognize the holidays as follows:

Memorial Day

Fourth of July

Labor Day

Thanksgiving Day

Friday after Thanksgiving

Day before or day after Christmas Day

Christmas Day

Day before or day after New Year’s Day

New Year’s Day

Section 2

Any employee who has been on the payroll of the Company for a period of sixty (60) days or more prior to a recognized holiday or holidays and has worked their last scheduled working day prior to the holiday or holidays, and their next scheduled day of work after the holiday or holidays, shall receive eight (8) hours holiday pay for such holiday or each holiday based on their regular straight time hourly rate of pay.  An employee who is excused to be late (less than two-and-one-half (2 1/2) hours in reporting to work on the last scheduled working day prior to the holiday or the next scheduled working day after the holiday will not be ineligible for the holiday pay because he was late.  Any employee excused writing by the Company, for exceeding the lateness limit specified above on the last scheduled work day prior to the holiday or the next scheduled work day after the holiday will not be ineligible for holiday pay because of his failure to work or be late on such days, as he was excused in writing.  Where a recognized holiday falls on Saturday or Sunday, it will be celebrated on Friday or Monday.

Section 3

An employee absent for a period not to exceed five (5) weeks for vacation, industrial accident, lay off or absence for illness (which is substantiated with doctor’s verification), shall qualify for holiday pay if the holiday falls within that period.

Section 4

The employee’s birthday and employee’s anniversary date are recognized holidays.

a)  An employee must have completed one (1) year of service with the Company to be eligible.

b)  The holiday may be observed on some other day within a following twelve (12) month period with joint agreement between the employee and his supervisor.  Request for a particular date should be made in writing at least one (1) week prior to the selected day.

c)  If the holiday may be observed and scheduling such would result in interference with efficient operations, recognition shall be given to time of request and seniority in scheduling off those employees requesting the day.

ARTICLE 34

FUNERAL LEAVE

Section 1

In the event of a death in the immediate family of an employee who has ninety (90) days of seniority, he shall, upon request, be granted three (3) consecutive regularly scheduled working days off with pay to attend the funeral.

Section 2

This provision does not apply if the death occurs during the employee’s paid vacation or while the employee is on leave of absence, layoff or on sick leave.

Section 3

For the purposes of this provision the immediate family shall be restricted to spouse, mother, father, sister, brother, children, grandparents, mother-in-law or father-in-law.

Section 4

An employee will be granted one (1) day off with pay to attend the funeral for the grandparents of their spouse.

Section 5

Proof of relationship to the deceased, death and attendance at the funeral will normally be required to qualify for funeral pay.

ARTICLE 35

HOURLY EMPLOYEE RETIREMENT SAVINGS PLAN

Section 1

Effective December 1, 1977, and under government regulations, a contributory retirement savings plan will be established.  Full time employees upon completion of one year of service with the Company will become eligible to join.  The Company and eligible participants will contribute a specified amount for each hour worked.  The funds will be placed into a Retirement Trust Account and be managed by an independent trustee.  Company contributions remain in the trust fund and cannot return to the Company under any circumstances.  Provisions are made for withdrawal of all or part of each participant’s contribution, temporary suspension of participation and sharing of Company contribution and fund earnings, all in accordance with government regulations.

Section 2

The amount of the Company contribution for the 1st year of this Contract will be $0.47 cents per hour worked.  This amount will increase to $.48 cents per hour worked in the second year and $.50 cents per hour worked in the third year.

Section 3

The amount of the minimum participant’s contribution for the term of the Contract will be fifteen cents ($.15) per hour for each hour worked.

Section 4

Each participant will have the option to contribute the minimum participant’s contribution as specified above or an amount equal to four times the Company contribution though not to exceed 10% of the participant’s hourly rate in five cents ($.05) per hour increments.

A participant may elect to have his contribution raised from the minimum yearly rate to the maximum rate at any time during the year.  A participant contributing the maximum may reduce his contribution back to the minimum at any time.

Regardless of which option the participant selects, the Company’s contribution will only be the amount specified above.

ARTICLE 36

RESPONSIBILITY FOR EMPLOYEE ADDRESS

It shall be the responsibility of employees to notify the Company personnel office in writing of their current address and telephone number and any change thereof.  The Company shall be considered as having complied with any notice requirement if such notice is sent to the employee’s last address on record.

ARTICLE 37

INVENTORY

The Company reserves the right to schedule inventories at anytime and select those bargaining and non-bargaining unit employees the Company feels best qualified to perform the duties involved.  The rate of pay for taking physical inventories will be the regular rate of the employee.

ARTICLE 38

LABOR MANAGEMENT COMMITTEE

There shall be in the plant a Labor Management Committee consisting of not more than four (4) members representing the Company and not more than four (4) members representing the Union.  The Committee shall endeavor to maintain harmonious relations, efficient shop discipline, safety and maximum production.

a)  The Company and the Labor Committee will meet monthly when necessary to discuss conditions or problems relating to this Agreement.

b)  The four employees representing the Union shall not be all from any one department.

c)  The Labor Committee members attending the above meeting shall attend the meeting without loss of wages not to exceed two (2) hours per month.

ARTICLE 39

WAIVER

The waiver of any breach of condition of this Agreement by either party shall not constitute a precedent for any further waiver of any such breach or condition.

ARTICLE 40

SOLE AND ENTIRE AGREEMENT

This Agreement concludes all collective bargaining between the parties hereto and supersedes all prior agreements and undertakings, oral or written, express or implied, or practices, between the Company and the Union or its employees, and expresses all obligations and restrictions imposed on each of the respective parties during its term.

ARTICLE 41

DURATION OF AGREEMENT

THIS AGREEMENT shall remain in full force and effect until December 8, 2007, and shall continue from year to year thereafter unless either party notifies the other of a desire to amend, modify or terminate, in which event notice shall be given in writing at least sixty (60) days, but not more than seventy-five (75) days prior to the expiration date thereof.  In the event of a notice of intention to terminate, modify or amend, negotiations shall begin within fifteen (15) days after the delivery of such notice.

IN WITNESS THEREOF, the parties hereto have executed this Agreement the day and year first above written.

UNION:		EMPLOYER:
Miscellaneous Warehousemen,		United States Aluminum Corporation
Drivers and Helpers Union,
Local 986, an affiliate of
the International Brotherhood
of Teamsters

BY	/s/ [ILLEGIBLE]	BY	/s/ [ILLEGIBLE]

BY	/s/ [ILLEGIBLE]	BY	/s/ [ILLEGIBLE]

BY	/s/ [ILLEGIBLE]	BY	/s/ [ILLEGIBLE]

BY	/s/ [ILLEGIBLE]

BY	/s/ [ILLEGIBLE]

BY	/s/ [ILLEGIBLE]

BY	/s/ [ILLEGIBLE]

APPENDIX “A”

JOB CLASSIFICATIONS

Effective:	12/05/04	12/04/05	12/03/06

GRADE XX	$14.29	$14.69	$15.09
90-Maintenance Mechanic ‘A’
98-Journeyman Layout Fabricator ‘A’ (after 2 yrs. as Layout Fabricator)

GRADE #1	$13.50	$13.90	$14.30
91-Journeyman Layout Fabricator ‘B’
88-Fabricator #1
78-Stock Room Clerk
74-Sidewinder Operator (after 3 years Sidewinder ‘B’)
76-Warehouseman ‘A’ (3 years as Warehouseman ‘B’)
53-Fill and Debridge Machine Operator
N1-Pre-Test Tank Operator
N2-Paint Mixer
N3-Painter

GRADE #2	$11.74	$12.14	$12.54
99-Quality Control Inspector
75-Warehouseman ‘B’/Sidewinder Operator
73-Maintenance Mechanic ‘B’
69-Stock Room Assistant
67-Fabricator #2
66-Welder
N4-Bell Operator

GRADE #3	$10.39	$10.79	$11.19
56-Fabricator #3
38-Shipper
22-Material Handler
17-Small Parts/Custom Hardware/Saw Operator
51-Door Stop Saw Operator
N5-Loader

GRADE #4	$9.34	$9.74	$10.14
11-Sub-Assembler
11-Standard NS Door Assembler
11-Small Parts/Stock Hardware
11-General Helper
11-Packer
11-Custodial and Clean-up
11-Pick-up Truck Driver

#9-XX Leadperson: To receive a rate of sixty-five cents ($.65) per hour over the rate of the highest classification supervised or the Grade #1 level, whichever is highest.

Individuals may be hired at a minimum hiring rate of six dollars and seventy-five cents ($6.75) per hour.

On the first Monday in each month, following the completion of their first thirty (30) days of employment, they shall receive a minimum of fifteen cents ($.15) per hour increase and thereafter every first Monday of the following month shall be raised a minimum fifteen cents ($.15) per hour until they reach the rate of pay for their position as listed in Appendix A.  The cents per hour stated herein are to be considered the minimum payable in the prescribed time frames.

Progressionary movement in classification grades shall be at the rate of fifteen cents ($.15) per hour and paid in the same manner as above.

General wage increase:

The increases for the term of the contract will be granted in accordance with the following schedule and rules in each of the three (3) years.

First Year                           Effective December 5, 2004 all active employees will receive $0.45 cents per hour increase to their regular, straight time hourly rate and contract job classification rates increase $0.45

Second Year                      Effective December 4, 2005 the contract rates for job classifications will Increase $0.40/hour.

Increases will be granted to employee based upon the amount the employee is red circled and over their job grade as follows:

Amount the employee’s straight time hourly rate of pay is over their job grade	Amount of increase to be added to the employee’s straight time hourly rate
$0.00 to $0.50	$0.39 cents
$0.51 to $1.00	$0.38 cents
$1.01 to $1.50	$0.37 cents
$1.51 to $2.00	$0.36 cents
$2.01 and above	$0.35 cents

Third Year                         Effective December 3, 2006 contract rates for job classifications will increase $0.40/hour.

Increases will be granted based upon the amount the employee is red circled and over their job grade as follows:

Amount the employee’s straight time hourly rate of pay is over their job grade	Amount of increase to be added to the employee’s straight time hourly rate
$0.00 to $0.50	$0.39 cents
$0.51 to $1.00	$0.38 cents
$1.01 to $1.50	$0.37 cents
$1.51 to $2.00	$0.36 cents
$2.01 and above	$0.35 cents

APPENDIX “B”

HEALTH AND WELFARE PLAN

The parties hereto agree that the Company shall, for the term of this Agreement, become a participant in a Trust Fund designated as the TEAMSTERS MISCELLANEOUS SECURITY FUND for the purpose of providing for the benefit of employees and their dependents, payments for any or all of the following:  Accident and certain Medical and Hospital Expenses.  Said Trust Fund is administered by a Board of Trustees on which employees and employers are equally represented.   The parties further agree to be bound by all of the terms and provisions of the “Agreement and Declaration of Trust Providing for Teamsters Miscellaneous Security Fund” originally established October 8, 1959.

Subject to change in the amount of payment as hereinafter provided, effective with the month of  October 1, 2004 the Employer shall pay into such trust fund the sum of $513.00 for each regular employee covered by this Agreement.  Such payments shall be used for the purpose of providing a multiple choice hospital and medical plan for employees and their dependents and specifically designated as TEAMSTERS MISCELLANEOUS PLAN “D”.  Such payments shall be due on the first day of the calendar month and shall be paid not later than the tenth (10TH) day of same month.

The parties hereto recognize that because of circumstances beyond their control, premiums for such plans as are provided herein may change from time to time; and inasmuch as it is the intention of the parties that the benefits provided the employees and their dependents shall be maintained throughout the term of this Agreement, it is agreed that the amount of the monthly payment shall for the term of this Agreement be an amount determined by the Board of Trustees to be necessary to maintain the TEAMSTERS MISCELLANEOUS PLAN ‘D”.

A regular employee with respect to whom such monthly payments are required to be made shall mean:

a.  Any employee who is hired as a regular, full-time employee and who is on the payroll on the first (1st) day of the month and who has completed at least thirty (30) calendar days of continuous employment.

b.  Any employee on the payroll who had been employed and covered by this welfare plan by any employer within thirty (30) days of his date of employment.

For all purposes of this section of the Agreement, employees on temporary layoff of less than a calendar month shall be deemed to be “on the payroll” during such period of layoff.

DAMAGES FOR DELINQUENCIES

All contributions shall be due on the first day of the calendar month following the payroll month in which the employee worked.  Any contributions which are received by the Trust later than the twentieth day of the calendar month following the payroll month, in which the employee worked, shall be considered delinquent.  The parties recognize and acknowledge that the regular and prompt payment of Employer contributions to the Fund is essential to the maintenance of the Fund, and that it would be extremely difficult, if not impracticable, to fix the actual expense and damage to the Fund which would result from the failure of the Employer to pay his contributions in full within the time period provided.  Therefore, the amount of the damage to the Fund resulting from any such failure shall be presumed to be the sum of twenty-five dollars ($25.00) or twenty percent (20%) of the indebtedness, whichever is greater, which is an approximation of the cost of processing a delinquency.  This amount shall become due and payable to the Fund by the Employer as liquidated damages and not as a penalty immediately following the date the contributions became delinquent and shall be in addition to the required contribution, and any other charges and interest provided for in any Contribution Agreement.

APPENDIX “C”

PRESCRIPTION and DENTAL

The parties hereto agree, for the term of this Collective Bargaining Agreement, to be bound by the terms and conditions of the Joint Council of Teamsters No. 42 Welfare Trust Fund for the purpose of providing the benefits hereinafter specified to regular full time employees and their eligible dependents.

For the purpose of this Article, a regular full time employee is defined as an employee who is hired as a regular, full time employee and who is on the payroll on the first (1st) day of the month and who has completed at least ninety (90) calendar days of continuous employment.  Continuity of service shall not be interrupted by an absence of less than one full calendar month.

The Employer shall make contributions to the Trust Fund in the following amounts monthly for the following benefits:

EFFECTIVE DATE	AMOUNT
Dental and Prescription Plan 12-1-04	$110.25

The Trustees are authorized and directed to establish reserves under this program based on long term actuarial determinations and are further authorized and directed to invest such reserve funds with necessary professional advice.

After such reserves are established should Employer contributions and excess reserves be insufficient to maintain the levels of benefits described in Paragraph 3 above, as such benefits exist at the time of execution of the Agreement, Employer contributions shall be increased in an amount as the Trustees may decide reasonable and necessary to maintain the level of each such benefit;

The parties agree to be bound by all of the terms and provisions of the agreements and declarations of trust establishing the foregoing Trust Funds, as amended, or as may be amended, and any rules and regulations adopted by the Trustee hereunder.

DAMAGE FOR DELINQUENCIES

All contributions shall be due on the first day of the calendar month following the payroll moth in which the employee worked.  Any contributions which are received by the Trust later than the twentieth day of the calendar month following the payroll month, in which the employee worked, shall be considered delinquent.  The parties recognize and acknowledge that the regular and prompt payment of Employer contributions to the Fund is essential to the maintenance of the Fund, and that it would be extremely difficult, if not impracticable, to fix the actual expense and damage to the Fund which would result from the failure of the Employer to pay his contributions in full within the time period provided.  Therefore, the amount of the damage to the Fund resulting from any such failure shall be presumed to be the sum of twenty-five dollars ($25.00) or twenty percent (20%) of the indebtedness, whichever is greater, which is an approximation of the cost of processing a delinquency.  This amount shall become due and payable to the Fund by the Employer as liquidated damages and not as a penalty immediately following the date the contributions became delinquent and shall be in addition to the required contribution, and any other charges and interest provided for in any contribution agreement.

APENDIX “D”

DEATH BENEFIT PLAN

Effective with the month December, 2004, the Company agrees to contribute $5.70 per month to the Teamster Death Benefit Trust Fund on behalf of each employee covered by this Agreement in accordance with the following:

The initial payment for each new employee shall be made on the first day of the month following the completion of thirty (30) day’s employment, with the Company.

Thereafter, and for all present employees, the payment shall be made for each employee on the first day of each month that he continues in the employ of the Company.  For the purpose of this Plan, continuity of service shall not be interrupted by absence of less than one (1) full calendar month.

The parties hereto agree to accept and execute such “Acceptance of Trust Documents” as may be required for participation in the Trust and such payments shall be made in accordance with the provisions established by the Joint Board of Trustees.

The parties hereto recognize that because of circumstances beyond their control, premium for such plans as are provided herein may change from time to time’ and inasmuch as it is the intention of the parties that the benefits provided for employees and their dependents shall be Trustees to be necessary to maintain the Plan.

APENDIX “E”

JOB DESCRIPTIONS

FABRICATOR #1

Fabricates and assembles metal articles.  Must be able to layout the job from shop drawings, specifications, hardware templates, and/or patterns.  Operates router, saws, fabrication machines, and other tools as required.  Must be able to make own set-ups, perform all fabrication and assemble parts.  Must have a complete understanding of the functional operation of items to determine the workability of the assembled parts and the final installation.  Duties relate mainly to the layout and installation of custom hardware.  Examples of this work are; Von Duprin concealed panic devices, multi-muntin doors; and fabrication of all complex framing systems for special jobs.  Aids other employees of a lower classification in the performance of their duties.  May perform other duties of a comparable skill level.

FABRICATOR #2

Fabricates and assembles metal articles.  Must be able to work from shop drawings, sales orders and written instructions.  Uses had tools, power operated tools, routers, fabrication equipment, jigs, templates, and fixtures as required.  Must be able to make basic set-ups.  Examples of this work include special height and/or width doors (NS, MS and WS), doors flush panels with cut-outs or custom hardware; frames with electric strikes, sidelites and offset headers.  Aids other employees of a lower classification in the performance of their duties.  May perform other work of a comparable skill level.

FABRICATOR #3

Fabricates and assembles metal articles.  Fabricates standard MS and WS doors, special width and butt hung frames and non-complex special size frames of all types.  Operates all tools as required for these units.  Aids other employees of a lower classification in the performance of their duties.  May perform other duties of a comparable skill level.

CLASSIFICATION #4

Assembles standard NS doors (singles and pairs).  Performs all sub-assembly operations (for example installing locks, 3-point locks, exit indicators, cylinder guards and corner blocks for all door types).  Fabricates standard (center hung) frames using punch or hydraulic tooling and fabrication machines.  Operates all tools as required for these units.  May perform other duties of a comparable skill level.

SHIPPER/SIDEWINDER OPERATOR #2

Must have knowledge of all sock length material, be able to work from written orders, operation of tow motor, sidewinder, pallet jacks and crane, pulling of material.  Loading in the shipping department must be able to work with bill of lading.  Some standard knowledge of doors frames and hardware for purposes of assisting customers with will call duties.  General knowledge of shipping paperwork.  Aids other employees of a lower classification in the performance of their duties.  May perform other duties of a comparable skill level.

MATERIAL HANDLER #3

Must have knowledge of all stock length material, be able to work from written orders, operation of tow motor, pallet jacks and crane, pulling of material and loading of trucks, must be able to work with bill of lading, and a general knowledge of shipping and/or receiving paper work.  Aids other employees of a lower classification in the performance of their duties.  May perform other duties of a comparable skill level.

LEADMAN

The duties of a Leadperson will encompass, though not be limited to, the scheduling and assignment of work, training and help employees in the performance of their work, assuring proper application of methods and equipment, quality and quantity of work performed.  As required, performs work, which is deemed necessary to assure the smooth flow of goods through his department.  The Leadperson is not to issue any reprimands to his fellow employees in accordance with the Rules and Regulations.  However, he should work with his supervisor and employees in the initial stages of discipline by informally advising employees of rule violations.